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                                                                     Exhibit D.3


TEMPORARY CERTIFICATE - Exchangeable for Definitive Engraved Certificate When
                              Ready for Delivery


     NUMBER                                                      SHARES

                    PIMCO CALIFORNIA MUNICIPAL INCOME FUND

                         THIS CERTIFICATE IS TRANSFERABLE IN
            THE CITY OF WILMINGTON, DELAWARE OR NEW YORK, NEW YORK,

     COMMON SHARE(S) OF                               CUSIP 72200R 10 7
    BENEFICIAL INTEREST                      SEE REVERSE FOR CERTAIN DEFINITIONS
        NO PAR VALUE


THIS CERTIFIES THAT






is the owner of


    FULLY PAID AND NON-ASSESSABLE COMMON SHARES OF BENEFICIAL INTEREST OF

PIMCO CALIFORNIA MUNICIPAL INCOME FUND, the said shares being issued, received and held under and subject to the terms and provisions of the Agreement and Declaration of Trust dated as of May 10, 2001, establishing the Fund, and all amendments thereto, copies of which are on file with the Secretary of The Commonwealth of Massachusetts, and the Fund's Bylaws, and all amendments thereto. The said owner by accepting this certificate agrees to and is bound by all of the said terms and provisions. The common shares represented hereby and transferable in writing by the owner thereof in person or by attorney upon surrender of this certificate to the Fund, property endorsed for transfer. This certificate is executed on behalf of the Trustees of the Fund as Trustees and not individually and the obligations hereof are not binding upon any of the Trustees, officers or shareholders of the Fund individually but are binding only upon the assets and property of the Fund. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Fund and the facsimile signatures of its duly authorized officers.

[SEAL]            DATED:



                         /s/ Brian S. Shlissel           /s/ Stephen J. Treadway
                         ------------------------        -----------------------
                            BRIAN S. SHLISSEL              STEPHEN J. TREADWAY
                                TREASURER.                       PRESIDENT.

COUNTERSIGNED AND REGISTERED:
                         PFPC Inc.
                         (Wilmington, DE)                TRANSFER AGENT
                                                          AND REGISTRAR,
BY

                                                         AUTHORIZED SIGNATURE.